CODE OF ETHICS

I.   APPLICABILITY

This Code of Ethics ("Code") establishes rules of conduct for "Covered Persons" (as defined herein) of State Trust Capital (the "Covered Management Company"), StateTrust Investments, a registered broker-dealer and the Ashport Mutual Funds, (the "Covered Investment Company") . For purposes of this Code "Covered Person" shall mean:

     (A) Portfolio Managers, who are individuals with the direct responsibility and authority to make investment decisions affecting the registered investment company;

     (B) Investment personnel, who are traders, consultants, analysts and other individuals who work with Portfolio Managers as assistants, as well as Portfolio Managers;

     (C) Access Persons, including all Portfolio Managers, Investment Personnel, and (1) any trustee or officer of the Covered Investment Company (other than an independent trustee of the Covered Investment Company (each, an "Independent Trustee"); (2) any director of the Covered Management Company,
     (3) any officer, director or employee of any company in a control relationship to the Covered Management Company who in the ordinary course of his business or in connection with his regular functions or duties makes, participates in or obtains information regarding the purchase or sale of securities for any registered investment company advised by the Covered Management Company or whose functions or duties relate to the making of any recommendations with respect to such purchases or sales of securities, and (4) any employee in a position of authority with respect to the Covered Management Company or the Covered Investment Company with regard to the purchase or sale of a security; and

For purposes of this Article 1, a person shall not be deemed to be an Access Person solely by reason of normally assisting in the preparation of public reports or who receives public reports but does not receive information about current recommendations or trading.

II.  STATEMENT OF GENERAL PRINCIPLES

In performing their daily responsibilities, Covered Persons may have access to material nonpublic information to benefit themselves or others. Conflicts of interest can arise whenever Covered Persons buy and sell securities for their personal accounts. This Code of Ethics is intended to ensure that all personal securities transactions be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. All Covered Persons, particularly those who manage or make recommendations to the Fund, should scrupulously avoid any conduct that appears to take advantage of this relationship. Accordingly, in addition to complying with the specific prohibitions set forth below, all Covered persons shall conduct their personal investment activities in a manner consistent with

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the following general fiduciary  principals:  (1) the duty at all times to place the interest of the Funds first; (2) the requirement that all personal securities transactions be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that Covered Persons should not take inappropriate advantage of their positions.

III. PROHIBITIONS

A. General Prohibition -- No Purchases or Sales if Being Considered For Purchase or Sale By a Covered Investment Company.

     No Covered Person shall purchase or sell, directly or indirectly, any security (or related security) in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and that he knows or should have known at the time of such purchase or sale: (1) is being considered for purchase or sale by the Fund; or (2) is being purchased or sold by the Fund.

B.   No Participation in IPO's.

     No Investment Personnel shall acquire any direct or indirect beneficial ownership of securities in an initial public offering of securities without the prior written approval of a supervisory person designated by Section XI of this Code (the "Designated Supervisory Person"). Investment Personnel who have been authorized to acquire securities in an initial public offering must disclose that investment when they play a part in the Fund's subsequent consideration of an investment in the issuer.

C.   Limited Participation in Private Placements.

     No Investment Personnel shall acquire any direct or indirect beneficial ownership of securities in a private placement without the prior written approval of the relevant Designated Supervisory Person. This prior approval will take into account, among other factors, whether the investment opportunity should be reserved for the Fund, and whether he opportunity is being offered to an individual by virtue of his position with the Fund or its adviser. Investment Personnel who have been authorized to acquire securities in a private placement must disclose that investment when they play a part in any Fund's subsequent consideration of an investment in the issuer.

D.   Blackout Periods.

     Unless transactions are executed simultaneously with those for the Covered Investment Company, no Access Person shall execute a securities transaction on a day during which the Fund has a pending "buy" or "sell" order in that same security (or a related security) until that order is fully executed or withdrawn, nor may any Portfolio Manager for the Fund buy or sell a security (or related security) within seven calendar days before or after the Fund trades in that security (or related security). Trades within the prescribed periods

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     shall be unwound, if possible, if impractical, all profits from the trading shall be disgorged to the Fund or a charitable organization as directed by the Designated Supervisory Person.

E.   Ban on Short-Term Trading Profits.

     (1) State Trust Capital and the Covered Investment Company encourages Investment Personnel to refrain from short-term trading (i.e. purchases and sales within a 60-day period) for accounts in which they have a beneficial interest. Each of the Covered Companies reserves the right to impose a ban on the short-term trading activities of Investment Personnel if they determine that such activities are being conducted in a manner that may be perceived to be detrimental to a Covered Investment Company.

     (2) Unless transactions are executed simultaneously with those for the Covered Investment Company, no security (or related security) may within a 60-day period be bought and sold or sold and bought at a profit by any Investment Personnel if the security or related security was held at any time during that period by any Fund; provided, however, that, subject to the prohibitions set forth in Article III, paragraph D, such prohibition shall cease to apply immediately following the sale of such security (and all related securities) by the Fund. Trades made in violation of this prohibition shall be unwound; if impractical, any profits realized on such short-term trades shall be disgorged to the Fund or a charitable organization as directed by the Designated Supervisory Person.

F.   Disclosure of Interest in Transaction.

     No Covered Person shall recommend any securities transaction by the Fund without having disclosed his interest, if any, in such securities or the issuer thereof, including without limitation:

     (1) his direct or indirect beneficial ownership of any securities of such issuer;

     (2) any contemplated transaction by such person in such securities;

     (3) any position with such issuer or its affiliates;

     (4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest; and

     (5) any factors about the transaction that is potentially relevant to a conflicts of interest analysis.

     Required  disclosure shall be made to the relevant  Designated  Supervisory
     Person, and the Fund's decision to engage in the securities transaction will be subject to an independent review by the Designated Supervisory Person.

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G.   Gifts.

     Access Persons shall not seek or accept any gift , favor, preferential treatment or valuable consideration or other thing of more than a de minimis value ($100) from any person or entity that does business with or on behalf of a Fund.

     Receipts of expense payments, gifts or favors are to be reported by all Covered Persons, in the form appended hereto to the appropriate Designated Supervisory Person.

H.   Service as a Trustee.

     Investment Personnel shall not serve on the board of directors of publicly-traded companies, absent prior written authorization by the relevant Designated Supervisory Person based upon a determination that the board service would not be inconsistent with the interests of the Fund. Where Board service is authorized, Investment Personnel serving as directors shall be isolated from those making investment decisions with respect to the securities of that issuer through "Chinese Wall" or other procedures specified by the relevant Designated Supervisory Person, absent a determination by the Designated Supervisory Person to the contrary for good cause shown.

     I.   DEFINITIONS

     For purposes of this Code, the term security shall include any "security" as defined in Section 2(a)(36) of the Act, but shall not include securities issued by the Government of the United States, short-term debt securities that are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment company. For purposes of this Code, "security" shall also include futures contracts and options thereon and other derivatives. A "related security" to a security shall be broadly interpreted to include any instrument the price of which would tend to be affected by a change in the price of the subject security, such as a warrant or option on a subject security or a security convertible into or exchangeable for the subject security.

IV.  EXEMPT TRANSACTIONS

(A) The prohibitions described in paragraphs A, B, D and E of Article III shall not apply to:

     (1) Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

     (2) Purchases or sales that are non-volitional on the part of the Covered Person;

     (3) Purchases that are part of an automatic dividend reinvestment plan; and

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     (4)  Purchases  or sales for which the Covered  Person has  received  prior written approval from the relevant Designated Supervisory Person. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code and Section 17(j) of the Act and the rules thereunder. To illustrate, a purchase or sale shall be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to the Fund because such purchase or sale would be unlikely to affect a highly institutional market or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the Fund.

(B) The preclearance requirement described in paragraph A of Article V of this Code shall not be required with respect to (1), (2) and (3) above, and to:

     (i) Any transaction or series of related transactions during the course of a calendar quarter, involving an aggregate of not more than ten options or ten futures contracts, as the case may be, provided that the aggregate amount of initial margin (in the case of futures contracts) and option premiums (in the case of options on futures, securities or securities indexes payable with respect to any one underlying security or security index, as the case may be, does not exceed $10,000;

     (ii) A purchase or sale transaction in a security which, when combined with all transactions in that security or related securities during the course of a calendar quarter, does not exceed $10,000;

     (iii) purchases or sales of U.S. Government Securities, commercial paper, bank CDs, bankers' acceptances, securities issued by member governments of the OECD and shares of open-end registered investment companies;

     (iv) purchases or sales during the course of a calendar quarter of 1,000 shares or less of an issuer with in excess of $1 billion market capitalization and average daily reported volume of trading exceeding 100,000 shares; and

     (v) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

V.   PRECLEARANCE, REPORTING AND OTHER COMPLIANCE PROCEDURES

A.   Preclearance.

     1. All Investment Personnel shall disclose to the relevant Designated Supervisory Person all personal securities holdings upon the commencement of his or her employment by the Fund and thereafter on an annual basis.

     2. Before any Covered Person purchases or sells any security for any account in which he

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     or she has a beneficial  interest,  prior  written  authorization  shall be obtained from the relevant Designated Supervisory Person. Prior written authorization shall involve disclosure necessary for a conflict of interest analysis. If prior written authorization is given for a purchase or sale and the transaction is not consummated within 48 hours thereafter, a new prior written authorization request must be obtained.

     3. The prior authorization form appended to this Code shall be used for all securities transactions for which Designated Supervisory Person approval is necessary.

B.   Annual Certification.

     All Covered Persons shall certify annually to the Designated Supervisory Person that they have read and understand this Code of Ethics and recognize that they are subject thereto. Further, Covered Persons shall certify annually to the Designated Supervisory Person that during the prior year they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code during the prior year.

C.   Reporting.

     Every Covered Person must submit a report (a form of which is appended as Attachment C) containing the information set forth below with respect to each transaction by which the covered person has, or by reason of such transaction, acquires, any direct or indirect beneficial ownership of a security, provided, however, that:

     (A) a Covered Person shall not be required to make a report with respect to any transaction effected for any account over which such person does not have any direct or indirect influence or control;

     (B) Independent Trustees shall be required to report a transaction only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as a trustee of the Fund should have known, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by the Fund or was being considered for purchase or sale by the Fund or its investment adviser(s); and a Covered Person need not make a report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204(a)(13) under the Investment Advisers Act of 1940.

A Covered Person must submit the report required by this Article V to the relevant Designated Supervisory Person no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A report must contain the following information:

(1) the date of the transaction, the title and number of shares, and the principal amount of each security involved;

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(2) the nature of the transaction (i.e.  purchase,  sale or other acquisition or disposition including, without limitation, the receipt or giving of any gift);

(3) The price at which the transaction was effected;

(4) The name of the broker, dealer or bank with or through whom the transaction was effected; and

(5) Any facts potentially relevant to a conflicts of interest analysis of which the Covered Person is aware, including the existence of any substantial economic relationship between the Covered Person's transactions and securities held or to be acquired by the Fund.

Any report submitted to comply with the requirements of this Article V may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

A Covered Person will be deemed to have complied with the requirements of this paragraph by causing duplicate monthly brokerage statements on which all transactions required to be reported hereunder are described to be sent on a timely basis to the Designated Supervisory Person.

VI.  SANCTIONS

Upon discovering that a Covered Person has not complied with the requirements of this Code, the Board of Trustees of the Fund may impose on that person whatever sanctions the Board deems appropriate, including, among other things, censure, suspension or termination of employment.

Material violations of this Code by employees of the Advisor, and the sanctions imposed in connection therewith insofar as they relate to a Fund shall be reported not less frequently than quarterly to the Board of Trustees of the Fund. A material violation is one which results in a compensation adjustment exceeding $10,000, suspension or termination of employment.

VII. REVIEW BY THE BOARD OF TRUSTEES

Management of the Fund shall prepare an annual report to the Board of Trustees that:

     o summarized existing procedures concerning personal investing and any changes in the procedures made during the past year;

     o identifies any violations requiring significant remedial action during the past year not previously reported to the Board; and

     o identifies any recommended changes in existing restrictions or procedures based upon the Fund's experience under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

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VIII. CONFIDENTIALITY

All information obtained from any Covered Person or any affiliate of such Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

IX.  OTHER LAWS, RULES AND STATEMENTS OF POLICY

Nothing contained in this Code shall be interpreted as relieving any Covered Person or any affiliate of such Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by any such Covered Person or its affiliates.

X.   FURTHER INFORMATION

If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, he should consult the relevant Designated Supervisory Person.

XI.  DESIGNATED SUPERVISORY PERSONS

As of the date hereof, the Designated Supervisory Persons are the following individuals:

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                                  Attachment A

The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

The term "pecuniary interest" in particular securities is generally defined in the rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, step parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, as well as adoptive relationships.

Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a person's interest in certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or the entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio. The term "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

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                 REQUEST FOR PRIOR APPROVAL OF PERSONAL SECURITY
                         RECOMMENDATION OR TRANSACTIONS
                         ------------------------------

Request to:  buy ___  sell ___
             name of issuer/security:  __________________
             type of security (e.g., equity, bond, option, future):
             _________________________________________________
             amount of security/number of shares ________
             price:  ________________________________
             for my own account:  __________________
             for an account in which I have a beneficial interest (describe):______________________________________________
             for both of the above:  _________________
             proposed transaction date:  _____________
             broker/dealer/bank through whom transaction to be effected:
             _________________________________________________________


(1)  I learned about this security in the following manner:
     ______________________________________________________


(2) I do ___ do not __ serve as a director or have any relatives serving as a director or officer of the issuer. If so, please discuss:
     ______________________________________________________


(3) Set forth below are any facts which may be relevant to a conflict of interest analysis of which I am aware, including the existence of any substantial economic relationship between my transaction(s) and securities held or to be required by a client:
     ______________________________________________________


I have read and understand the Code of Ethics of Ashport Mutual Funds and State Trust Capital, and certain registered investment companies and recognize that the proposed transaction is subject thereto. I further understand that any prior written authorization obtained shall be valid for a period not to exceed 48 hours.

Date:  ____________                     Signature:   __________________
                                        Print Name:  __________________

Instructions:       Prepare and forward to the relevant  Designated  Supervisory
                    Person, who will inform you whether the transaction is approved or disapproved.

The proposed (purchase) (sale) (recommendation) described above (disapproved).
Name: ___________    Title: ________________         Date/Time:  ______________

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                                  CERTIFICATION

I have read and understand the Code of Ethics of Ashport Mutual Funds and State Trust Capital and recognize that I will report any transactions. I further certify that I have complied with the Code throughout the last year.


Date:  ____________                     Signature:   __________________
                                        Print Name:  __________________


Please return this signed form to:

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